Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Velocity Oil and Gas, Inc
Vancouver, Canada

We consent to the inclusion in this Amendment No.1 to the Registration Statement No. 333-146405 on Form SB-2 of our report dated April 10, 2007, relating to the financial statements of Velocity Oil and Gas, Inc as of December 31, 2006 and for the period from May 16, 2006 (inception) through December 31, 2006. We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 21, 2007